UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2016

PETRO RIVER OIL CORP.

(Exact name of Registrant as specified in its Charter)

Delaware	000-49760	9800611188
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

55 5th Avenue, Suite 1702 New York, NY 10003
(Address of principal executive offices)

(347) 491-4011
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On June 15, 2016, Petro River Oil Corp. (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation with the state of Delaware to increase the total number of shares of common stock authorized for issuance thereunder from 100.0 million shares to 150.0 million shares (the “Amendment”). A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1. The Company previously disclosed information with respect to the Amendment in the Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on May 23, 2016.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETRO RIVER OIL CORP.

Date: June 20, 2016	By:	/s/ Scot Cohen
Scot Cohen
Executive Chairman

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of Petro River Oil Corporation, dated June 15, 2016